UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

VIEWSONIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50730	95-4120606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Brea Canyon Road
Walnut, California 91789
(Address of principal executive offices, including zip code)

(909) 444-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2006, ViewSonic Corporation (the “Company”) filed its Fourth Amended and Restated Certificate of Incorporation (the “Restated Charter”) with the Secretary of State of the State of Delaware to amend and restate the Company’s Third Amended and Restated Certificate of Incorporation in its entirety to, among other things, (i) decrease the authorized number of shares of the Company’s Common Stock from 650,000,000 to 622,800,000; (ii) decrease the number of authorized shares of the Company’s Preferred Stock from 50,000,000 to 22,800,000; (iii) decrease the number of shares designated as Series B Preferred Stock from 12,500,000 to zero and eliminate all references to the Company’s Series B Preferred Stock; (iv) decrease the number of shares designated as Series C Preferred Stock from 18,000,000 to 3,300,000; and (v) remove the “Redemption” section set forth in Article IV(D)(8). The Restated Charter was approved by the Board of Directors of the Company on September 22, 2006 and then approved by the Company’s stockholders in an action by written consent as of December 6, 2006.

A copy of the Restated Charter, as filed with the Secretary of State of the State of Delaware on December 7, 2006, is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing summary of changes contained in the Restated Charter is qualified in its entirety by the Restated Charter itself, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description
3.1	Fourth Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on December 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWSONIC CORPORATION

Dated: December 7, 2006	By:	/s/ Robert J. Ranucci
Robert J. Ranucci
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Fourth Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on December 7, 2006.